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                                                     Exhibit (4)-28
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839

                                  INSTRUMENT
                                      OF
                    RESIGNATION, APPOINTMENT AND ACCEPTANCE


                            _______________________

                         DATED AS OF JANUARY 31, 1996
                            _______________________

                                  EXECUTED BY


                           BANK OF AMERICA ILLINOIS

                          COMMONWEALTH EDISON COMPANY

                                      AND

                         HARRIS TRUST AND SAVINGS BANK



                          UNDER THE PROVISIONS OF THE
                   MORTGAGE OF COMMONWEALTH EDISON COMPANY,
                      DATED JULY 1, 1923, AND INDENTURES
                             SUPPLEMENTAL THERETO



                                  REFLECTING
                THE RESIGNATION OF BANK OF AMERICA ILLINOIS AS
                TRUSTEE AND THE APPOINTMENT OF HARRIS TRUST AND
                       SAVINGS BANK AS SUCCESSOR TRUSTEE

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          THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this
"Instrument"), dated as of the 31st day of January, 1996, among BANK OF AMERICA ILLINOIS, a state banking corporation organized and existing under the laws of the State of Illinois (the "Resigning Trustee"), COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), and HARRIS TRUST AND SAVINGS BANK, a state banking corporation organized and existing under the laws of the State of Illinois (the "Successor Trustee").

                                 W I T N E S S E T H:

          WHEREAS, the Resigning Trustee has previously indicated its intent to resign as trustee under the Mortgage dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August 1, 1944 and by subsequent supplemental indentures (the "Mortgage"); and the Company has caused notice thereof to be published as required by the provisions of Section 15.06 of the Mortgage and to be given to the holders of bonds outstanding under the Mortgage as required by the provisions of Section 15.10(c) of the Mortgage; and

          WHEREAS, pursuant to an order of its Board of Directors, the Company has determined to appoint the Successor Trustee to serve as successor trustee to the Resigning Trustee under the provisions of the Mortgage; and

          WHEREAS, by this Instrument, the Resigning Trustee desires to confirm its resignation as trustee, the Company desires to confirm its appointment of the Successor Trustee as trustee, and the Successor Trustee desires to confirm its acceptance of its appointment as trustee under the provisions of the Mortgage;

          NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree and confirm as follows:

          1. The Resigning Trustee hereby confirms its resignation as Trustee (as such term is used in the Mortgage) under the Mortgage. Such resignation shall be effective as provided in Section 4 of this Instrument.

          2. The Company hereby confirms its appointment of the Successor Trustee to serve as Trustee under the Mortgage as successor to the Resigning Trustee. Such appointment shall be effective as provided in Section 4 of this Instrument.

          3. The Successor Trustee hereby confirms its acceptance of its appointment as Trustee under the Mortgage and its acceptance of the estates, authority,

                                      -2-
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rights, trusts, powers, duties and obligations of the Resigning Trustee, as
Trustee, under the Mortgage. Such acceptance shall be effective as provided in
Section 4 of this Instrument.

          4. The resignation referred to in Section 1, the appointment referred to in Section 2 and the acceptance referred to in Section 3 shall be effective as of the opening of business in Chicago, Illinois on the date hereof.

                                      -3-
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          IN WITNESS WHEREOF, each of said parties has caused this Instrument to be executed in its name by as duly authorized representative, and its corporate seal to be hereunto affixed and attested by a duly authorized representative, as of the 31st day of January, 1996.


                                    BANK OF AMERICA ILLINOIS


                                    By:  /s/ Ben Espinos
                                         Ben Espinos
(CORPORATE SEAL)                         Senior Vice President

ATTEST:  /s/ Howard McCarty

     Howard McCarty
     Vice President

                                    COMMONWEALTH EDISON COMPANY


                                    By:  /s/ John C. Bukovski
                                         John C. Bukovski
(CORPORATE SEAL)                         Vice President

ATTEST:  /s/ John F. Hogan

     John F. Hogan
     Assistant Secretary

                                    HARRIS TRUST AND SAVINGS BANK


                                    By:  /s/ Carolyn Potter
                                         Carolyn Potter
(CORPORATE SEAL)                         Assistant Vice President

ATTEST:  /s/ J. Bartolini

     J. Bartolini
     Assistant Secretary

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STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )


          I, P. JOHNSON, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Ben Espinos, a Senior Vice President of Bank of America Illinois, an Illinois state banking corporation, one of the parties described in and which executed the foregoing instrument, and Howard McCarty, a Vice President of said bank, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Senior Vice President and Vice President, respectively, and who are both personally known to me to be a Senior Vice President and a Vice President, respectively, of said bank, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Senior Vice President and Vice President, respectively, of said bank, and as the free and voluntary act of said bank, for the uses and purposes therein set forth.

          Given under my hand and notarial seal this 31st day of January, A.D. 1996.


                                              /s/ P. Johnson
                                              P. Johnson
                                              Notary Public



(NOTARIAL SEAL)



My Commission expires June 28, 1997.
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STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )


          I, MARY L. KWILOS, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that John C. Bukovski, a Vice President of Commonwealth Edison Company, a corporation organized and existing under the laws of the State of Illinois, one of the parties described in and which executed the foregoing instrument, and John F. Hogan, an Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice President and an Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

          Given under my hand and notarial seal this 31st day of January, A.D. 1996.



                                            Mary L. Kwilos
                                            Notary Public



(NOTARIAL SEAL)



My Commission expires October 26, 1997.
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STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )


          I, MARIANNE CODY, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Carolyn Potter, an Assistant Vice President of Harris Trust and Savings Bank, an Illinois state banking corporation, one of the parties described in and which executed the foregoing instrument, and J. Bartolini, an Assistant Secretary of said bank, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Assistant Vice President and Assistant Secretary, respectively, and who are both personally known to me to be an Assistant Vice President and an Assistant Secretary, respectively, of said bank, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Assistant Vice President and Assistant Secretary, respectively, of said bank, and as the free and voluntary act of said bank, for the uses and purposes therein set forth.

          Given under my hand and notarial seal this 31st day of January, A.D. 1996.


                                            MARIANNE CODY
                                            Notary Public



(NOTARIAL SEAL)



My Commission expires May 29, 1997.